Exhibit 13.1

Certification

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of América Móvil, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of Mexico (the “Company”), does hereby certify, to such officer’s knowledge, that:

The Annual Report on Form 20-F for the fiscal year ended December 31, 2003, as amended by this Form 20-F/A (the “Form 20-F”), of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: July 23, 2004		/s/ DANIEL HAJJ ABOUMRAD
	Name:	Daniel Hajj Aboumrad
	Title:	Chief Executive Officer

Dated: July 23, 2004		/s/ CARLOS JOSÉ GARCÍA MORENO ELIZONDO
	Name:	Carlos José García Moreno Elizondo
	Title:	Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to América Móvil and will be retained by América Móvil and furnished to the Securities and Exchange Commission or its staff upon request.